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                                                                    EXHIBIT 10.2
                                AMENDMENT NO. 7
                                     TO THE
               H&R BLOCK DEFERRED COMPENSATION PLAN FOR DIRECTORS


         H&R BLOCK, INC. (the "Company") adopted the H&R Block Deferred Compensation Plan for Directors (the "Plan") effective as of August 1, 1987. The Company amended said Plan by Amendment No. 1 effective May 1, 1995; by Amendment No. 2 effective December 11, 1996; by Amendment No. 3 effective May 1, 1997; by Amendment No. 4 effective January 1, 1998; by Amendment No. 5 effective in part on March 1, 1998 and in part on April 1, 1998; and by Amendment No. 6 effective December 8, 1999. The Company continues to retain the right to amend the Plan pursuant to action by the Company's Board of Directors. The Company hereby exercises that right. This Amendment No. 7 is effective as of January 1, 2001.

                                    AMENDMENT

         1. Section 2.1.15 of the Plan, as previously amended, is further amended by: (a) inserting the punctuation and words ", each of which is an Affiliate" immediately after the words "of the Company" and immediately before the punctuation ":"; (b) deleting the words "H&R Block Tax Services, Inc." and replacing them with the words "H&R Block Services, Inc."; and (c) deleting the words "Option One Mortgage Corporation" and replacing them with the words "HRB Business Services, Inc.".

         2. Section 4.2 of the Plan, as previously amended, is further amended by (a) inserting the words "on a daily basis" immediately after the words "posted to the Account" and immediately before the words "in accordance with" in the first sentence of the first paragraph thereof; and (b) deleting the sixth sentence of said section and replacing it with the following new sentence:

            "Participants may elect to reallocate all or any portion of their Account balances, including their entire balance in a Fixed 120 Account, among the available investment options, including those funds selected by the Company for the variable rate investment option, provided said reallocations are in at least one percent (1%) increments."

         3. Section 4.2.2 of the Plan, as previously amended, is further amended by deleting the third and fourth sentences of said section and replacing them with the following new sentence:

            "Participants may elect to have their Accounts treated as if they were invested in one or more of the funds selected, provided the election is in at least one percent (1%) increments of the Account."




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         4. Section 6.4.2 of the Plan is deleted and replaced with the following new Section 6.4.2:

                  "6.4.2. Death Prior to Benefit Commencement. In the event a
            Participant dies prior to the time benefits commence, the Company shall pay a pre-retirement death benefit to the Participant's Beneficiary in the form of a lump sum payment, semimonthly payments over a five-year period, or semimonthly payments over a ten-year period, as selected by the Participant on a form and in a manner prescribed by the Committee. A Participant may change such election once each Plan Year. If the form of payment selected by the Participant is a lump sum, the amount of the pre-retirement death benefit shall be equal to the Participant's Account as of the date of the Participant's death. If the form of payment selected by the Participant is semimonthly payments over a five or ten-year period, the amount of the pre-retirement death benefit shall be equal to the Participant's Account as of the date of the Participant's death, annuitized over a five-year or ten-year period, respectively, at an interest rate equal to the rate of one-year United States Treasury notes in effect as of September 30 of the Plan Year immediately prior to the Plan Year in which payment of the pre-retirement death benefit commences, as published by Salomon Brothers, Inc., or any successor thereto, or as determined by the Chief Financial Officer of the Company. If a Participant fails to select the form of the pre-retirement death benefit, the pre-retirement death benefit shall be paid in the form of semimonthly payments over a ten-year period."

         5. Section 6.4.4 of the Plan is amended by adding the following new sentence after the third sentence of said section:

            "In the event a Participant is married at the time he or she designates a beneficiary other than his or her spouse, such designation will not be valid unless the Participant's spouse consents in writing to such designation."

         6. Except as modified in this Amendment No. 7, the Plan, as previously amended, shall remain in full force and effect, including the Company's right to amend or terminate the Plan as set forth in Article 9 of the Plan.

                                                H&R BLOCK, INC.


                                                By: /s/ Frank L. Salizzoni
                                                    ----------------------------

                                                Name: Frank L. Salizzoni
                                                      --------------------------
                                                Title: Chairman and CEO
                                                       -------------------------

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